SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of The Securities Exchange
                     Act of 1934.



                                 March 17, 1997
               Date of Report (Date of earliest event reported)


                         BEACON CAPITAL INVESTMENT, INC.
            (Exact name of Registrant as specified in its charter)


                     Delaware                33-45838-   36-3729989
                     State of            Commission FiIRS Employer
                   Incorporation                      Identification No.



                        330 East Main Street, Suite 201
                           Barrington, Illinois 60010
                   (Address of principal executive offices)

                                (847) 516-2900
                        (Registrant's telephone number)

Item 5.  Other Events

      The Company's outstanding Common Stock Purchase Warrants (the "Warrants") which were sold as part of the Units offered and sold in the Company's initial public offering, are scheduled to expire on March 31, 1997.. Effective March 17, 1997, the Company's Board of Directors adopted resolutions which extended the exercise period of the remaining one-half of the Warrants owned by each Warrant holder to June 30, 1997.

      There can be no assurance that these Warrants will ever become exercisable before they expire. The exact number of shares which may be purchased upon the exercise of the Warrants is subject to rounding as described above.

      The Warrants may not be exercised until such time as the Company files a post-effective amendment to its registration statement, which amendment contains updated financial statements and thereafter until such amendment is declared effective by the Securities and Exchange Commission.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 31, 1997                     BEACON CAPITAL INVESTMENT, INC.


                                          By /s/ Douglas P. Morris
                                                 Douglas P. Morris
                                                 President

                                      2